UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2019

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Elite Acquisition

On August 1, 2019, Archrock, Inc. (“Archrock”) and Archrock Services, L.P., a wholly-owned subsidiary of Archrock (“Archrock Services”), completed their previously announced acquisition of substantially all the assets and certain liabilities of Elite Compression Services, LLC (“Elite”), a portfolio company of JDH Capital Company (together with its affiliates, “JDH”), including approximately 430,000 of predominately large-horsepower compression assets (the “Elite Acquisition”), for aggregate consideration consisting of (i) an amount of cash equal to $205 million (the “Cash Consideration”) and (ii) 21,656,683 newly issued shares of Archrock’s common stock, par value $0.01 per share (the “Archrock Common Stock”), issued to JDH. JDH is a private investment firm controlled by Jeffery D. Hildebrand, Executive Chairman and Founder of Hilcorp Energy Company (“Hilcorp”), which is one of Archrock’s customers. Archrock Partners Operating LLC funded the Cash Consideration with borrowings under its credit facility.

Board Representation Agreement

In connection with the closing of the Elite Acquisition (the “Closing”), and as previously disclosed in Archrock’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2019, Archrock entered into a Board Representation Agreement (“Board Representation Agreement”) with JDH, pursuant to which JDH has the right to designate one director to Archrock’s board of directors (the “Board”) for so long as JDH or its successors (together with all affiliates of such person) continue to hold, on an aggregate basis, at least 7.5% of the then-issued and outstanding shares of Archrock Common Stock. In connection with the Board’s approval of the Elite Acquisition, the Board unanimously voted to increase the size of the Board from eight members to nine members and to elect Mr. Hildebrand to fill the vacancy, conditioned and effective upon the Closing. Effective upon the Closing, Mr. Hildebrand will serve as a member of the Board until the 2020 annual meeting of Archrock’s stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

The foregoing description of the Board Representation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Board Representation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Registration Rights Agreement

Additionally, in connection with the Closing, and as previously disclosed in Archrock’s Current Report on Form-8-K filed with the Commission on June 24, 2019, Archrock entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with JDH, pursuant to which, among other things, JDH has certain rights to require Archrock to file and maintain the effectiveness of a registration statement with respect to the re-sale of Archrock Common Stock owned by JDH, and under certain circumstances, to require Archrock to initiate underwritten offerings for such Archrock Common Stock. In addition, JDH has agreed not to sell, transfer or dispose of its Archrock Common Stock during a holding period that expires six months after the date of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Harvest Sale

On August 1, 2019, Archrock Services completed its previously announced disposition of approximately 80,000 active and idle compression horsepower to Harvest Four Corners, LLC, an affiliate of Hilcorp, for cash consideration equal to $30 million (the “Harvest Sale” and, together with the Elite Acquisition, the “Transactions”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information regarding the completion of the Transactions set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding Archrock’s issuance of shares of Archrock Common Stock in connection with the Elite Acquisition set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The shares of Archrock Common Stock issued in connection with the Elite Acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding Mr. Hildebrand’s appointment to the Board in connection with the Closing set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

From time to time, Archrock provides compression services to certain affiliates of Mr. Hildebrand. For the fiscal year ended December 31, 2018, affiliates of Mr. Hildebrand paid an aggregate of approximately $8.9 million to affiliates of Archrock in exchange for compression and related services.

Other than the Board Representation Agreement, there are no arrangements or understandings between Mr. Hildebrand and any other person pursuant to which he was elected as a director. Further, other than as disclosed herein, there are no transactions between Mr. Hildebrand or any member of his immediate family and Archrock or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Commission.

Mr. Hildebrand has not been appointed to any committee of the Board. Further, pursuant to the Board Representation Agreement, Mr. Hildebrand will not receive any compensation for his service as a director of Archrock.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Board Representation Agreement, dated as of August 1, 2019, by and between Archrock, Inc. and JDH Capital Holdings, L.P.
10.2	Registration Rights Agreement, dated as August 1, 2019, by and between Archrock, Inc. and JDH Capital Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

August 1, 2019	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

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